                                                            Exhibit 99

FOR RELEASE AT 4:00 PM EST, MONDAY, OCTOBER 24, 2005

October 24, 2005

Contact:	Teresa Sherman, Director of Shareholder Relations
Telephone:	(304) 530-0526
Email:	tsherman@SummitFGI.com

SUMMIT FINANCIAL GROUP ANNOUNCES SECOND HALF 2005 SEMI-ANNUAL DIVIDEND

MOOREFIELD, WV - October 24, 2005 -- SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF), a $1 billion financial holding company headquartered in Moorefield, West Virginia, today announces its second half 2005 semi-annual cash dividend. The dividend will be $0.16 per share and is payable on December 15, 2005 to shareholders of record as of December 1, 2005. This dividend combined with the dividend paid in the first half of 2005 represents a total cash dividend of $0.30 per share for the year, an increase of 15.4% over the $0.26 per share paid in 2004.

Summit operates fourteen banking locations through its two wholly owned community banks, Summit Community Bank headquartered in Moorefield, West Virginia and Shenandoah Valley National Bank in Winchester, Virginia. In addition, Summit also operates Summit Mortgage, a residential mortgage loan originator located in Herndon, Virginia and Summit Insurance Services, LLC in Moorefield, West Virginia.